

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
COMPANY'S FORM 10-Q, QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND IS QUALIFIED IN ITS ENTIRELY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS AND REPORT.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                               0
<SECURITIES>                                         0
<RECEIVABLES>                                   23,603
<ALLOWANCES>                                     1,572
<INVENTORY>                                      3,321
<CURRENT-ASSETS>                                27,985
<PP&E>                                          33,501
<DEPRECIATION>                                  19,065
<TOTAL-ASSETS>                                  45,970
<CURRENT-LIABILITIES>                           61,543
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                    (25,413)
<TOTAL-LIABILITY-AND-EQUITY>                    45,970
<SALES>                                         30,598
<TOTAL-REVENUES>                                30,598
<CGS>                                           22,329
<TOTAL-COSTS>                                   22,329
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                    68
<INTEREST-EXPENSE>                                 904
<INCOME-PRETAX>                                    146
<INCOME-TAX>                                        29
<INCOME-CONTINUING>                                117
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       117
<EPS-PRIMARY>                                      .01
<EPS-DILUTED>                                      .01


- ----------

1. Income Tax - As the Predecessor Group (the filing entity) is not a legal entity which is subject to tax, but rather part of a partnership, the income tax amount is a "pro forma" provision as if the filing entity had been a C Corporation subject to taxes.

2. EPS-Primary - The EPS calculations shown are solely on a "pro forma" basis. The detail of this calculation are described more fully in the 10-Q as filed. The reader should use this information in conjunction with all disclosures in the 10-Q as filed.

3. EPS-Diluted - The EPS calculations shown are solely on a "pro forma" basis. The detail of this calculation are described more fully in the 10-Q as filed. The reader use this information in conjunction with all disclosures in the 10-Q as filed.





